SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

☑      Filed by the Registrant
☐      Filed by a Party other than the Registrant
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12
NOVELIS INC.

(Name of Registrant as Specified in Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE            (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):.
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Novelis Inc. 2006 Incentive Plan
Following the distribution of our Information Circular dated September 22, 2006 relating to our annual shareholders’ meeting to be held on October 26, 2006, we received input from one of our shareholders, Fidelity Management & Research Co. (“Fidelity”), about Proposal No. 3, the approval of the Novelis Inc. 2006 Incentive Plan (the “Plan”). Fidelity indicated that the Plan must include a minimum vesting period of one year for performance based awards and three years for non-performance based awards in order to comply with Fidelity’s proxy voting guidelines, except that up to five percent of the total shares reserved for issuance under the Plan may be granted without regard to these limitations. Based on Fidelity’s input, and assuming the Plan is approved at the annual shareholders’ meeting, management has agreed to recommend that the Board of Directors adopt an amendment to the Plan to incorporate these minimum vesting periods at the October 26, 2006 Board of Directors meeting, immediately following our annual shareholders’ meeting.